UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2010

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Credit Agreement

On August 31, 2010, Waddell & Reed Financial, Inc. (the “Company”) entered into a credit agreement with the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders, Bank of America Securities LLC., as Lead Arranger and Book Manager, UMB Bank, N.A. and The Bank of Nova Scotia as Co-Syndication Agents, and Citibank, N.A. and Wells Fargo Bank, N.A. as Co-Documentation Agents (the “Credit Agreement”).  The information regarding the Credit Agreement provided in Item 2.03 below is incorporated herein by reference.

The description of the Credit Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.  The Credit Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Credit Agreement contains representations and warranties of the Company made to, and solely for the benefit of, the lenders party thereto.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Credit Agreement.  Information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Note Purchase Agreement

On August 31, 2010, the Company entered into a note purchase agreement with the purchasers party thereto (the “Note Purchase Agreement”).  However, the sale and issuance of an aggregate of $190 million of unsecured senior notes pursuant to the Note Purchase Agreement are not scheduled to occur until on or about January 13, 2011.  The information regarding the Note Purchase Agreement provided in Item 2.03 below is incorporated herein by reference.

The description of the Note Purchase Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement filed as Exhibit 10.2 to this report and incorporated herein by reference.  The Note Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Note Purchase Agreement contains representations and warranties of the Company made to and solely for the benefit of the purchasers party thereto.  Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Note Purchase Agreement.  Information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02                                             Termination of a Material Definitive Agreement.

Immediately prior to the Company entering into the Credit Agreement for a $125 million unsecured revolving credit facility described in Items 1.01 and 2.03 in this report, the Company terminated its existing unsecured $125 million revolving credit facility, which was scheduled to expire on October 4, 2009.  The lending commitments under the prior credit facility were evidenced by that certain Credit Agreement, dated as of October 5, 2009, among the Company, the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders and Bank of America Securities LLC, as Syndication Agent for the lenders, which agreement was terminated along with the termination of the lending commitments thereunder.  As of the date of termination, there were no amounts outstanding under such credit facility.

Item 2.03                                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

General

The Credit Agreement provides for an unsecured $125 million revolving credit facility, which the lenders may, upon the Company’s request, increase to up to $200 million.  The lending commitments under the Credit Agreement are for a three year term and are scheduled to expire on August 31, 2013.  Upon the credit facility’s termination the Company must repay all obligations then outstanding under the credit agreement.

The credit facility is available for general corporate purposes, including repurchases of the Company’s common stock and consummating permitted acquisitions.  As of the date of this report, there were no loans outstanding under the credit facility.

Interest and Fees

At the Company’s election, loans under the credit facility will bear interest at one of the following two options:  (1) the sum of (a) the alternative base rate, which is the greatest of (i) the effective prime rate announced by Bank of America, (ii) the effective federal funds rate, plus 0.5%, or (iii) an adjusted LIBO rate, plus 1%, plus (b) a margin of 0.650% to 1.650% (depending upon the Company’s debt rating), or (2) an adjusted LIBO rate, plus a margin of 1.650% to 2.650% (depending upon the Company’s debt rating).  The Company is required to pay accrued interest at established intervals, which is based upon the Company’s elected interest period.

The Company pays, on a quarterly basis, a per annum facility fee of 0.250% to 0.600% (depending upon the Company’s debt rating) on the aggregate commitment of the credit facility, whether used or unused.

Covenants and Events of Acceleration

The Credit Agreement contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in specific instances its subsidiaries’ ability, to incur liens on assets or revenues; merge or consolidate; enter into transactions with affiliates; enter into sale and leaseback transactions; pay dividends; repurchase stock; and enter into hedging agreements.  The Credit Agreement also limits the Company’s subsidiaries’ ability to incur additional indebtedness.  Additionally, the Company may not permit its consolidated leverage ratio to equal or exceed 3.0 to 1.0 or its consolidated interest coverage ratio to equal or be less than 4.0 to 1.0 during specified periods.

Upon the occurrence of an event of default, the Company’s obligations under the Credit Agreement may be accelerated and the lending commitments thereunder terminated.  Events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the credit facility), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, change of control of the Company and other customary defaults.

Existing Relationships with Lenders

The Company has ongoing relationships with a majority of the lenders that are parties to the Credit Agreement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including custody and cash management services. Affiliates of certain lenders have acted as underwriters for issuances of the Company’s senior notes and equity securities, and also provide various services to the Company’s affiliated mutual funds.

The description set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report.

Note Purchase Agreement

General

The Note Purchase Agreement provides for the issuance and sale by the Company of an aggregate of $190 million in unsecured senior notes comprised of $95 million of 5.0% senior notes, series A, due 2018 (the “Series A Notes”) and $95 million of 5.75% senior notes, series B, due 2021 (the “Series B Notes”).  The sale and purchase of the Series A Notes and Series B Notes (collectively, the “Senior Notes”) under the Note Purchase Agreement are scheduled to occur on January 13, 2011 or such other business day thereafter on or prior to January 15, 2011 as may be agreed by the Company and the purchasers.

The Company intends to use the proceeds of the issuance and sale of the Notes to repay in full the outstanding amounts owed under its existing 5.6% senior notes at their scheduled maturity in January 2011 (the “Existing Notes”).  The Existing Notes had an initial principal amount of $200 million, of which $10 million was repurchased by the Company in 2010, resulting in an aggregate principal amount of $190 million currently outstanding.  The proceeds may also be used by the Company for general corporate purposes.

The Series A Notes will mature and be due in full on January 13, 2018, and the Series B Notes will mature and be due in full on January 13, 2021.  The Notes do not have a scheduled amortization.

Interest

The Series A Notes will bear interest at an annual rate of 5.0% and the Series B Notes will bear interest at an annual rate of 5.75%.  The Company is required to pay accrued interest semi-annually in January and July of each year.

Covenants, Prepayments and Events of Acceleration

The Note Purchase Agreement contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in specific instances its subsidiaries’ ability, to incur liens on assets or revenues; merge or consolidate; enter into transactions with affiliates; enter into sale and leaseback transactions; pay dividends; repurchase stock; and enter into hedging agreements.  The Note Purchase Agreement also limits the Company’s subsidiaries’ ability to incur additional indebtedness.  Additionally, the Company may not permit its consolidated leverage ratio to equal or exceed 3.0 to 1.0 or its consolidated interest coverage ratio to equal or be less than 4.0 to 1.0 during specified periods.

In the event of a change in control of the Company, the Company must offer to prepay all of the Notes in full, together with accrued interest thereon.  If at any time the Company elects to voluntarily prepay all or part of the Notes, the Company must also pay a make-whole amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount to be prepaid, over the amount of the principal to be prepaid (the “Make-Whole Amount”).

Upon the occurrence of an event of default, the Company’s obligations under the Notes may be accelerated and become due and payable, including any Make-Whole Amount.  Such events of default include payment defaults to the purchasers, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the Note Purchase Agreement), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events and other customary defaults.

Existing Relationships with Purchasers

The Company has ongoing relationships with certain purchasers that are parties to the Note Purchase Agreement for which they have received customary fees and expenses.  Certain purchasers or affiliates of certain purchasers offer insurance programs as part of Company sponsored and employee only benefit plans.

The description set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the Note Purchase Agreement filed as Exhibit 10.2 to this report.

Item 9.01                                            Financial Statements and Exhibits.

(d)         Exhibits.

10.1                          Credit Agreement, dated August 31, 2010, by and among Waddell & Reed Financial, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America Securities LLC., as Lead Arranger and Book Manager, UMB Bank, N.A. and The Bank of Nova Scotia as Co-Syndication Agents, and Citibank, N.A. and Wells Fargo Bank, N.A. as Co-Documentation Agents.

10.2                          Note Purchase Agreement, dated August 31, 2010, by and among Waddell & Reed Financial, Inc. and the purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: September 7, 2010	By:	/s/ Daniel P. Connealy
Daniel P. Connealy
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated August 31, 2010, by and among Waddell & Reed Financial, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent, Bank of America Securities LLC., as Lead Arranger and Book Manager, UMB Bank, N.A. and The Bank of Nova Scotia as Co-Syndication Agents, and Citibank, N.A. and Wells Fargo Bank, N.A. as Co-Documentation Agents.

10.2	Note Purchase Agreement, dated August 31, 2010, by and among Waddell & Reed Financial, Inc. and the purchasers party thereto.